                                                                      EXHIBIT 11


     A reconciliation of basic and diluted earnings per share for the three-month periods ending March 31 follows:

                                                                                         Three months ended
                                                                                             March 31,
                                                                                        2001              2000
                                                                                     ------------      -----------
                                                                                (in thousands, except per share amounts)
     Net income before cumulative effect of change in
        accounting principle                                                        $      5,293      $     4,486
                                                                                     ============      ===========
     Net income                                                                     $      5,258      $     4,486
                                                                                     ============      ===========

     Shares outstanding (Basic) (1)                                                       11,548           11,751
       Effect of dilutive securities - stock options                                         138               85
                                                                                     ------------      -----------
              Shares outstanding (Diluted)                                                11,686           11,836
                                                                                     ============      ===========
     Net income per share before cumulative effect of
        change in accounting principle
        Basic                                                                       $        .46      $       .38
        Diluted                                                                              .45              .38
     Net income per share
        Basic                                                                       $        .46      $       .38
        Diluted                                                                              .45              .38

     (1) Shares outstanding have been adjusted for a 5% stock dividend in 2000.